BUSINESS LEASE

THIS LEASE, made and entered into this 17th day of April, 1997,between Commercial Acquisitions Corporation hereinafter called the "Lessor," and Richard
W. Metcalfe, DDS, PC and Richard W. Metcalfe, Individual, Jointly and Severally and as Co-Lessees, hereinafter called the "Lessee;"

         WITHNESSETH THAT:

      1.       Definition of Terms:

              Whenever the words "Lessor" and "Lessee" are used this indenture, they shall include Lessor and Lessee and shall apply to persons, both men and women, companies, co-partnerships and corporations, and in reading said indenture, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as if written into said indenture.

      2.      Leased Premises:

              In consideration of the payment of the rent hereinafter provided, and the keeping and performance of each of the covenants and agreements of the said Lessee hereinafter set forth, said Lessor has and does hereby lease unto the said Lessee the following described premises, situate in the City of Denver, County of Denver, and State of Colorado to wit: Lots 16 through 19; Block 27; the Park Avenue Addition of the City and County of Denver, Colorado, aka 1325 East 16th Avenue; Denver, Colorado.

      3.     Term of Lease and Minimum Rent:

              To have and to hold the same unto the said Lessee for a term of Ten (10) years commencing at 12:00 o'clock noon on the 17th day of April, 1997 and expiring at 12:00 o'clock noon on the 30th day of April, 2007, for the minimum rental for the full term aforesaid of the sum of Five hundred and forty one thousand nine hundred and fifty ($541,950) Dollars payable in monthly installments of Forty five hundred ($4,500) Dollars per month in advance on or before 12:00 o'clock noon on the first day of each calendar month during the said term at the office of Commercial Acquisitions Corporation in care of P.O. Box 22699 Denver, CO. 80222-0699 or at such other place as the Lessor may designate, from time to time, in writing.. A prorated rent of Twenty one hundred dollars, ($2,100), shall be due for the period of 17 April, 1997 through 30 April, 1997.

      4.      Security Deposit:

     None

      5.      Lessee's General Agreement:

              For and in consideration of the leasing of said premises aforesaid, the Lessee does covenant and agree as follow, to-wit: To pay the rent for said premised hereinabove provided promptly when due and payable; to pay all assessments for water rents and sewer charges levied against said premises and all charges for heating, cooling and lighting said premises; to pay all charges for telephone installation; to keep all improvements upon said premises, including all sewer connections, plumbing, heating and cooling appliances, wiring and glass, in good order and repair and to replace same as the need arises at the expense of said Lessee; to order no repairs at the expense of the Lessor, and, at the expiration of this lease, to surrender and deliver up said premises in as good order and condition as when the same were entered upon, loss by fire, inevitable

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     accident or ordinary  wear  excepted;  to use said premises for no purposes prohibited by the ordinances of the City of Denver or the County of Denver or by the laws of the United States or the State of Colorado, now in force
     or  hereafter  enacted;   and  for  no  improper  or  questionable  purpose
     whatsoever; to keep the sidewalks in front and surrounding said premises free from all litter, dirt, debris, snow, ice, water and obstructions; to keep said premises clean and in the sanitary condition required by the ordinances and the health, sanitary and police regulations of the City of Denver and/or County of Denver, or any other political subdivision having jurisdiction over same; to keep the interior of the premises such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance; to remove all trash and debris which may be found in or around the leased premises; to neither permit nor suffer any disorderly conduct, noise or nuisance about said premises having a tendency to annoy or disturb any persons occupying adjacent premises, and to commit no waste on the leased premises; to neither permit nor suffer said premises, or the wall or floors thereof, to be endangered by overloading; to permit the Lessor to place a For Rent card upon said premises at any time sixty (60) day before the end of this lease; to surrender and deliver up the possession of said premises promptly at the expiration of this lease, or, in case of termination of this lease on account of breach in the keeping of any one or more of the covenants or agreements hereof, upon three (3) days' notice.

      6.      Failure to Tenant to Maintain Premises:

              If Lessee refuses or neglects to repair or maintain the premises, as required hereunder, to the reasonable satisfaction of Lessor as soon as reasonably possible after written demand, Lessor may make such repairs without liability to Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures or other property, or to Lessee's business by reason thereof, and upon completion thereof, Lessee shall pay Lessor's cost for making such repairs up presentation of a bill therefor.

      7.      Indemnity Agreements:

              Lessee agrees to neither hold nor attempt to hold the Lessor liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs, alterations, injury or accident to the above described premises, to adjacent premises or other parts of the above premises not herein demised, or by reason of the negligence or default of the owners or occupants thereof, or any person, or liable for any injury or damage occasioned by defective electric wiring, or the breaking, bursting, stoppage or leaking resulting from freezing or otherwise hold harmless the Lessor from all loss, expense, damage or injury to persons or property arising from or occurring by reason of its occupation or use of the leased premises, save and except only such losses or injuries arising or occurring by any act or omission of the Lessor. The Lessor shall not be liable for any damage to property of the Lessee or of others located on the leased premises, nor for the loss of or damage to any property of Lessee or of others by theft or otherwise. All property of Lessee kept or stored on the leased premises shall be so kept or stored at the risk of Lessee only, and Lessee shall hold Lessor harmless from any claims arising out of damage to the same.

      8.      Repairs to the Premises:

              Lessee agrees that all repairs to the structural walls and the roof of said leased premises shall be its obligation, Lessee shall have the duty or obligation to repair any damage caused by the Lessee or the Lessee's employees. Lessee shall notify Lessor, in writing, of any repairs or maintenance to said structural walls or of which may be required, and Lessee shall have a reasonable time to make such repairs. Lessee agrees that all other repairs to and maintenance of said premises, including but not limited to interior walls, doors, glass and blacktop, shall be the obligation and responsibility of the Lessee.

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      9.      Right of Entry, Changes and Additions to Building:

              Lessor hereby expressly reserves the right, during normal business hours, to enter onto the leased premises for the purpose of inspection, repairs, alterations, improvements and additions to the leased premises or the building of which it is a part; Lessor also expressly reserves the right to add extensions or alterations to the existing building. Lessee shall not, however, contract for or make any alterations, additions, extensions or construction of any kind to the leased premises, unless expressly approved by the Lessor in writing.

      10.     Character of Occupancy:

              The leased premises shall be used and occupied only as Dental, Medical or General Offices.

              Insurance:

              The Lessee further agrees to provide public liability insurance with bodily injury limits of not less than $250,000.00 per person, $500,000.00 per occurrence and property damage insurance with limits of not less than $250,000.00 per occurrence, $500,000.00 per aggregate, written with a company having a Best's key rating of A+ 4A+ and shall name Lessor or its assigns under said insurance policy as additional insured. Lessee shall furnish to Lessor a certificate of insurance indicating that said policy is in full force and effect, that Lessor has been named as an additional insured and that said policy will not be canceled unless ten
     (10) days' prior written notice of the proposed cancellation has been given to Lessor. Further, Lessee agrees to provide building insurance not less than $425,000 in the event of any building loss; Loss Payee should be proated to such amounts as any first mortgage lender and their interests may, from time to time, appear; and, the balance to and for the benefit of Commercial Acquisitions Corporation.

              Signs:

              No signs or advertisement shall be placed or printed upon the outer walls, doors, windows, roof or land area of the demised premises, except those signs and locations as the Lessor shall approve in writing prior to installation. Those currently in place, as of the 6th day of April, 1997, are approved by execution of this lease.

              Replacement of Building:

              In the event the demised premised or a portion thereof shall become untenantable on account of damage by fire, act of God, or other casualty, Lessor shall be given the option to correct the efficiency or condition which shall render the premises untenantable. Within ten (10) days after receipt of written notice from Lessee as the damage to the property, Lessor shall notify Lessee in writing as to whether or not it elects to repair the same. If, in the opinion of the Lessor, it is not feasible to repair or rebuild the same, then, and in that event, the Lessor shall have the right to terminate this lease. In the event Lessor elects to repair said premises it shall have one hundred (100) days from the date of its notice to Lessee to effect such repairs. During the period from Lessor's receipt of notice from Lessee of damage to the demised premises until said premises are restored to their prior condition and possession thereof given to Lessee, the rent shall abate upon the portion of the premises that is untenantable, except that if the premises become untenantable due to the actions of the Lessee or its agents or employees, the rent shall continue in full force and effect and shall not abate. Lessor shall not in any case be liable for any loss of profits or income occasioned to Lessee during such period. In the event said repair has not been completed within the period specified, then Lessee may have the option



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     to cancel the lease.  If either  the Lessor or the Lessee  terminates  this lease as above provided in this paragraph, any monies due and owing to the Lessor at that date shall be paid by the Lessee to the date that Lessee vacates said premises, and all further obligations on the part of both parties hereto shall cease and Lessor shall incur no obligation whatsoever from the termination of said lease.

              Holdover Agreement:

              If, after the expiration of the term of this lease, Lessee shall remain in possession of the demised premises and continue to pay rent without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding over upon a tenancy from month to month at a monthly rental equivalent to the maximum rental most recently charged, such payments to be made as hereinbefore provided. In the event of such holding over, all the terms of the lease as herein set out are to remain in full force and effect on said month to month basis.

              Bankruptcy:

     It is further agreed between the parties hereto that, if the Lessee shall be declared insolvent or bankrupt, or if any assignment of the Lessee's property shall be made for the benefit of the creditors or otherwise, or if the Lessee's leasehold interest herein shall be levied upon under execution., or seized by virtue of any wit of any court of law, or trustee in bankruptcy, or a receiver by appointed for the property of the Lessee, whether under operation of the state or the federal statues, then and in any such case, the Lessor may, at its option, immediately, with or without notice (notice being expressly waived), terminate this lease an immediately take possession of said premises without the same working and forfeiture of the obligations of the Lessee hereunder.

              Subordination:

              Lessee agrees that this lease is and shall be, at all times, subject and subordinate to the lien of any mortgages which Lessor or its assigns shall make covering said premises and to any and all advances to be made thereunder and to the interest thereon; provided, however, that, regardless of any default under any mortgages or any possession or sale of said premises under such mortgages, so long as Lessee performs all covenants and conditions of this lease and continues to pay rent to whomsoever may be lawfully entitled to same, this lease and Lessee's possession thereunder shall no be disturbed by the mortgagee or anyone claiming under or through such mortgages. Lessee agrees to execute any and all instruments in writing which may be required by Lessor to subordinate Lessee rights to lien of such mortgages, subject to the terms of this paragraph.

              Financial Statements:

              Within ten (10) days after written request has been made by Lessor, Lessee (and the guarantor, if any) shall provide the Lessor with the most recent financial statements as required by the Lessor in its course of business dealing on the property of which the demised premises are a part. The submittal of Financial Statements shall be requested no more frequently than annually and shall be in substantively the same form as was submitted by the Lessee to the Lessor with this lease.

              Default of Tenant:

              The Lessee further covenants and agrees that, if the rent above reserved, or any part thereof, shall be in default, or in case of breach of any of the covenants or agreements herein, Lessor may declare this lease terminated, and after the expiration of 10, (Ten) days from the date of receipt of service of written notice to that effect, be entitled to the possession of said premises, either by the expiration of this lease or by any termination of said term as herein provided for. If the Lessee shall refuse to surrender and deliver up the possession of said premises, or any part thereof, and take possession thereof and repossess the same as of the Lessor's former estate, and expel, remove and put out of possession the Lessee, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefor, and without prejudice to any remedy allowed by law available in such cases. This paragraph shall be supplemental to paragraph 4-(b).

              Vacating During Term:

              If the Lessee shall abandon or vacate the leased premised before the end of the term of this lease, or shall suffer the rent to be in arrears, the Lessor may at its option and without notice enter said premises, remove any signs and property of the Lessee therefrom, and relet the leased premises or any part hereof as it may see fit without such retaking, voiding or termination this lease, and for the purposes of such reletting, the Lessor is authorized to make any repairs or changes in or to the leased premises, at the expense of the Lessee (which shall be payable to the Lessor upon demand), as may be necessary or desirable for the purpose of such reletting, and if a sum shall not be realized from such reletting to equal the monthly rental reserved and stipulated herein to be paid by the Lessee, the Lessee will pay such deficiency each month upon demand therefor, and if suit is filed to collect any monies due from the Lessee under this lease, reasonable attorney's fees shall be assessed as part of the judgments.


              Assignment and Subletting:

              Lessee shall not assign or mortgage this lease in whole or in part, nor sublet all or any part of the leased premises without the prior written consent of the Lessor, and Lessor agrees that such consent will not be unreasonable withheld. In the event the leased premises are sublet by the Lessee, or this lease is assigned or mortgaged, the Lessee will remain solely liable under the terms of this lease and shall not be released from the performance of any of the terms, covenants and conditions contained herein. Provided that there shall have been a sale of the business of the tenant, (Dr. Richard W. Metcalfe, DDS, PC), such assignment shall be permitted if (a) The credit worthiness of the new Lessee shall be equal to or greater than the current credit worthiness of the existing Lessee; or,
     (b) The current Lessee shall remain a guarantor for any and all obligations of the new Lessee under the terms of this Lease. If (b) shall apply, the Lessor agrees to review the credit worthiness of the new Lessee no more frequently than annually and on the annual anniversary date of the Lease and the existing Lessee shall have the right to request release of its guaranty, but the Lessor shall have no obligation to do so in whole or in part until such time as the credit worthiness of the new Lessee shall be equal to or greater than the current credit worthiness of the existing Lessee. Further, the terms and conditions of the existing sub-lease shall be (a) Disclosed to the Lessor; and, (b) Assigned by this Lease to the Lessor as additional collateral with the Lessors acknowledgment that, absent any default by the Lessee, any rental income derived therefrom shall be the property of the Lessee. And, any sublease of any space unused as of this date is subject to the written approval of the Lessor and said approval shall not be unreasonably withheld. Further, Lessor hereby approves of the existing sublease by and between the Lessee and Dr. Daniel
     W. Ray, DMD, MS and Lessee hereby assigns said lease to the Lessor in the event of any uncured default of the Lessee and, with execution of this lease shall provide the Lessor with written disclosure of the terms and conditions of said sublease.

              Lien of Lessor:

              None

              Surrender of Possession:

              Lessee agrees to deliver up and surrender to Lessor possession of the leased premises, including all plumbing, wiring, sewer connections, lighting fixtures, glass, fixtures, walls, ceilings, floors, and appurtenances at the expiration or termination of this lease or any extension hereof, by lapse of time or otherwise, in as good order and condition as when possession was taken by the Lessee, excepting only ordinary wear and tear or damage by the elements (occurring without the fault of the Lessee or other persons permitted by the Lessee to occupy or enter the leased premises, or any part thereof) or by act of God, or by insurrection, riot, invasion or commotion, or of military or usurped power. If the Lessee shall fail to remove any effects which they are entitled to remove from said premises upon the termination of this lease, or any extension hereof, for any cause whatsoever, the Lessor, at its option, may remove the same and store or dispose of the said effects, without liability for loss or damage thereto, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal, including the cost of removal of signs from the windows, making the premises including sidewalks, courts or alleyway adjacent thereto, if any, free from all dirt, litter, debris and obstruction, including court costs, attorney's fees, storage and insurance charges on such effects for any length of time the same shall be in the Lessor's possession; or the Lessor, at its option, without notice, may sell such effects, or any of the, at private or public sale and without legal process, for such price or consideration as the Lessor may obtain, and apply the proceeds of such sale upon any amounts due under this lease from the Lessee to the Lessor, and upon the expense incidental to the removing, cleaning the premises, sell said effects, an other expenses, rendering the surplus, if any, to the Lessee; provided, however, in the event the process of such sale or sales are insufficient to reimburse the Lessor, Lessee shall pay such deficiency upon demand.

              Legal Costs and Expenses:

              Lessee agrees to pay Lessor for all costs and expenses, including a reasonable attorney's fee, in any court action brought by Lessor to recover any rent due and unpaid under the terms hereof, or for the breach of any of the terms and conditions herein contained, or to recover possession of the leased premises, whether or not such court action or actions shall proceed to judgment.

              Notices:

              All notices, demands, request or other instruments required in this lease to be given by Lessee to Lessor shall be sent by certified or registered mail to Lessor at P.O. Box 22699; Denver, Colorado 80222-0699. All notices, demands, requests or other instruments required in this lease to be given by Lessor to Lessee shall be sent certified or registered mail to Lessee at 1325 E. 16th Avenue; Denver, Colorado 80218.

              Mechanic's Lien:

              The right of the Lessee, or any person claiming through or under Lessee, to charge any mechanic or materialman's liens for labor or material upon or against Lessor's interest in the demised premises is hereby expressly denied.

              Condemnation of Leased Premises:

              If the entire demised premises, at any time during the term of this lease or any extension thereof, shall be taken by the exercise of a power of eminent domain, this lease shall then terminate as of the date of title vesting in such proceeding, all rentals shall be paid up to that date, and Lessee shall have no claim against Lessor nor the condemning authority for the value of the unexpired term of this lease.

              In the event of a partial taking of the building or more than 25% of the land area, which leaves the premises unfit for the normal and proper conduct of the business of the Lessee, then the lessee shall have the right to cancel and terminate this lease effective upon the actual partial taking, all rentals shall be paid up to that date, and Lessee shall have no claim against Lessor nor the condemning authority for the value of any unexpired term of this lease. If this lease shall not be canceled as above provided, it shall continue in effect and the rental after such partial taking shall be that part of the rental herein agreed to be paid which the value of the untaken part of the premises, immediately after the taking, bears to the value of the entire demised premised immediately before the taking. If the lessee's continued use of the premises requires alterations and repairs by reason of a partial taking, the Lessor may elect to terminate this lease within thirty (30) days after the actual taking; or subject to Lessee's right of termination above provided, which must be exercised in writing within thirty (30) days after such partial taking ,may elect to continue it, in which event the Lessor shall make all necessary alterations and repairs at its expense which are required because of such partial taking. Until such alterations and repairs shall have been completed, and equitable abatement of rent shall be made to Lessee for any portion of the premises unfit for occupancy and use in the conduct of Lessee's business for the period during which the same is unfit for such occupancy and use.

              In the event of any condemnation or taking as aforesaid, whether whole or partial, Lessee shall not be entitled to any part of the award paid for said condemnation; Lessor is to receive the full amount of such award, Lessee hereby expressly waiving any right or claim to any part thereof. Although all such damages awarded in the event of any condemnation are to belong to the Lessor, whether such damages are awarded as compensation for diminution value of the leasehold or to the fee of the leased premises, Lessee shall have the right to claim and recover from the condemning authority, but not from the Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damage to Lessee's business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements and equipment.

              Waiver:

              The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance or rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term covenant or condition of the time of the acceptance of such rent. No covenant, term or condition of this lease shall be deemed to have been waived by the Lessor, unless such waiver be in writing duly executed by the Lessor.

              Taxes and Fire and Hazard Insurance:

              (a) Lessee shall have the option of (1) Paying the property taxes when due and providing the Lessor with written evidence in a form satisfactory to the Lessor that said taxes have been paid in a timely manner; or (2) Paying the Lessor 1/12th of the taxes estimated by the Lessor to become due in any subsequent year with each monthly payment. This option must be elected on the 1st day of January of any year in writing by the Lessee and by notice to the Lessor. If the Lessee shall fail to comply with this provision and the Lessor shall advance any sum for the payment of said taxation, this shall (i) Constitute a default of the Lessee; and, (ii) Any funds advanced by the Lessor for said purposes, or for any other bona fide obligation of the Lessee hereunder, shall accrue interest at the rate of Eighteen percent, (18%), per annum with said interest due and payable by the Lessee.

              (b) Lessee shall insure the property for fire and extended coverage in the amount of Four hundred and twenty five thousand dollars, ($425,000), as defined herein, i.e. form and terms of coverage, and with such annual increases in value as may be determined by the greater of (1) The Metro Denver Consumer Price Index; or, (2) An appraisal by a bona fide real estate broker or appraiser with the cost of such appraisal born by the Lessor.

              (c) Upon the expiration of the existing coverage, which must meet the terms and conditions defined herein, i.e. form and terms of coverage, the Lessor may seek quotes for comparable coverage and, if said quotes are comparable as to cost and coverage and insurer, the policy may be changed at the sole discretion of the Lessee. The costs, if any, for seeking said quotes shall be (1) At the sole costs and expense of the Lessor; (2) The Lessor shall have no obligation to seek such quotes; and, (3) The Lessee may seek such quotes at its sole cost and expense and submit same in writing for approval by the Lessor.

              Costs of All Building Areas; Components; Grounds and Facilities

              In addition to the rental payable pursuant to paragraph 3 hereof and in any other provision of this Lease, the Lessee shall pay any and all costs of operating and maintaining all areas, building components - in whole or in part - grounds and facilities, including without limitation all parking areas, access roads, sidewalks, landscaped space and other space used in or available to the building and property as defined herein.. Operating and maintaining such areas and facilities shall include without limitation furnishing exterior and parking area lighting, cleaning, snow removal, line painting, care of grass, shrubs and plants, payment of water and sewerage charges and general maintenance of all areas and facilities used in or available to the building and property as defined herein. The repair or replacement of any portion of the building or the parking facilities appurtenant thereto shall be included in such operation and maintenance.

              Additional Provisions:

              The base or minimum rental as defined herein shall be in full force and effect for the first Five, (5), year period of the lease term plus the prorated period of 17 through 30 April, 1997. Thereafter, the base or minimum monthly rental shall increase on the annual anniversary date of the lease, by not less than 3.50%, (Three and 50/100's percent) per annum and no greater than 5.50%, (Five and 50/100's percent), per annum as determined by the Metro Denver Consumer Price Index, (CPI), as is available from the Bureau of Labor Statistics or such other bona fide source of like information. Further, this increase shall be in full force and effect as of the annual anniversary date of the Lease and the prevailing CPI, i.e. that which shall have been in effect the January 1st preceding the annual anniversary date of the lease. Any subsequent or holdover period shall be increased by 5.5%, (Five and 50/100's percent), per annum as defined herein unless there shall have been other terms agreed to in writing by the Lessor and further, the Lessor is not obligated to any increase in lease term by this agreement.

              Successors and Assigns:

              The obligations and rights under this lease shall be binding upon and inure to the benefit of the heirs, administrators, executors, successors and assigns of the parties; provided, however, that any assignment or subletting by the Lessee in violation of the terms of this lease shall not vest any rights whatsoever in the assignee or subtenant.

              IN WITNESS WHEREOF, this lease is hereby executed the day and year first above written.

ATTEST:                              Lessor: Commercial Acquisitions Corporation
       ----------------------------          -----------------------------------
       Secretary
                                      By: /s/ David J. Clamage
                                          --------------------------------------

                                      Title: Chairman
                                             -----------------------------------


ATTEST: Kenneth R. Shwayder           Lessee:  /s/ Richard Metcalfe
       ----------------------------          -----------------------------------
       Secretary
                                      By:  Richard W. Metcalfe, DDS, PC
                                          --------------------------------------

                                      Title:
                                             -----------------------------------

STATE OF COLORADO        )
                         ) ss
COUNTY OF ARAPAHOE       )

          The foregoing Business Lease was acknowledged before me this 16th day of April, 1997, by Richard W. Metcalfe, individually and on behalf of Richard W. Metcalfe, DDS, PC.

          Witness my hand and official seal.

S E A L
My Commission expires July 31, 1999

                                             /s/ Shirley Hendren
                                             -----------------------------------
                                             Notary Public

STATE OF COLORADO        )
                         ) ss
COUNTY OF ARAPAHOE       )

          The foregoing Business Lease was acknowledged before me this 17th day of April, 1997, by David J. Clamage as Chairman of Commercial Acquisitions Corporation.

          Witness my hand and official seal.

S E A L
My Commission expires July 31, 1999
                                             /s/ Shirley Hendren
                                             -----------------------------------
                                             Notary Public